SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ---------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): August 17, 2004


                           J. C. PENNEY COMPANY, INC.
                     (Exact name of registrant as specified
                                in its charter)


      Delaware                     1-15274                     26-0037077
(State or other jurisdiction  (Commission File No.)         (I.R.S. Employer
of incorporation )                                         Identification No.)

6501 Legacy Drive
Plano, Texas                                                       75024-3698

(Address of principal executive offices)                            (Zip code)


Registrant's telephone number, including area code:  (972) 431-1000

Item 12.        Results of Operations and Financial Condition.

     J. C. Penney Company, Inc. issued a news release on August 17, 2004, announcing its second quarter consolidated earnings. This information is attached as exhibit 99.1.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                J.   C. PENNEY COMPANY, Inc.

                                                By  /s/ Robert B. Cavanaugh
                                                ------------------------------
                                                 Robert B. Cavanaugh
                                                 Executive Vice President,
                                                 Chief Financial Officer



Date:   August 20, 2004


                                  EXHIBIT INDEX


Exhibit Number                      Description

99.1                                J. C. Penney Company, Inc. News Release
                                    issued August 17, 2004

                                                                    Exhibit 99.1


                              JCPenney News Release

CONTACT
Tim Lyons              Quinton Crenshaw            Eli Akresh                 Bob Johnson
Public Relations       Public Relations            Investor Relations          Investor Relations
(972) 431-4834         (972) 431-5581              (972) 431-2207              (972) 431-2217
tmlyons@jcpenney.com    qcrensha@jcpenney.com       eakresh@jcpenney.com        rvjohnso@jcpenney.com
--------------------    ---------------------       --------------------      ---------------------


                JCPENNEY SECOND QUARTER OPERATING PROFIT TRIPLES

                      Sales Momentum Continues into August

         Financial Position Strengthened and Cash Flow Trending Positive


     PLANO, Texas, August 17, 2004 -- J. C. Penney Company, Inc. (NYSE: JCP) reported today that second quarter earnings from continuing operations were $0.23 per share compared to a loss of $0.03 per share last year. Earnings for the quarter benefited from strong department store sales, continued improvement in gross margin, and SG&A leverage.

     During the quarter, the Company completed its sale of the Eckerd business. Reflecting sale adjustments and operating losses from this discontinued operation, as discussed below, the Company had modest net income for the quarter.

     Allen Questrom, Chairman and Chief Executive Officer said, "I am pleased with second quarter operating results, and our recently announced capital structure repositioning. Our management team is focused on the customer and ensuring we are delivering fashionable, trend-right merchandise assortments that offer quality and value, with the added convenience of our three shopping channels. The sales and earnings trends we have experienced this year clearly demonstrate that we are connecting with the customer."

     Questrom added, "Early back-to-school results are exceeding our expectations. A number of external factors, including higher oil prices and concerns over terrorism, could impact future consumer spending patterns, but we remain confident that our third quarter sales and operating profits will improve."

Operating Results
-------------------

     Second quarter operating profit nearly tripled to $156 million compared with $53 million last year, with strong sales, continued improvement in gross margin and expense leverage. Operating profit increased to 4.0 percent of sales, an improvement of 260 basis points. Comparable department store sales increased
7.1 percent. Sales reflect strength in both fashion and basic merchandise, and good customer response to planned marketing events. While Catalog/Internet sales decreased 1.6 percent, its contribution to profit continued to generate solid improvement. Internet sales continue to experience strong growth, increasing over 30 percent for the quarter, and about 40 percent year-to-date.

     Gross margin increased by 150 basis points as a percent of sales, reflecting good sell-through of seasonal product, less clearance merchandise and consistent execution. Expenses were leveraged by 110 basis points as a percent of sales.

Discontinued Operations
------------------------

         The second quarter loss from discontinued operations was $71 million, net of taxes, and is comprised of Eckerd's operating loss as well as adjustments to reflect the final terms of the sale.

Financial Condition and Cash Flow
----------------------------------

     As of July 31, 2004, cash investments were $7.4 billion and include the receipt of gross proceeds from the sale of Eckerd. Long-term debt was $5.1 billion, reflecting the payment of $230 million of long-term debt that matured during the second quarter. With better than planned results in the first half of the year and continued improvement anticipated in the second half, free cash flow for the year is now expected to be positive.

August Sales and Third Quarter Earnings Guidance
-------------------------------------------------

     August Department Store sales have exceeded expectations during the first two weeks of the period. Operating profit for the quarter is expected to benefit from continued improvement in gross margin and expense leverage. The Company currently anticipates that third quarter earnings from continuing operations will be in the range of $0.35 to $0.40 per share. Earnings guidance has been reduced to reflect the $0.11 per share impact from the previously announced one-time charges related to early debt retirements.

Equity and Debt Reduction Program
-----------------------------------

     In early August, the Company initiated a major equity and debt reduction program utilizing $3.5 billion in net cash proceeds from the sale of Eckerd and $1.1 billion of existing cash balances. To date, the Company has repurchased 1.8 million shares in open market transactions and has taken steps to retire $487 million of long-term debt through early retirements and sinking fund payments, as follows:

     o $200 million of 6.0% Debentures Due 2006 (effective interest rate of 13.2%),

     o    $92 million of 9.75% Sinking Fund Notes Due 2021, and

     o $195 million of 8.25% Sinking Fund Notes Due 2022 (including $37.5 million in sinking fund payments)

     As previously announced, the Company expects to complete the equity and debt reduction program within the next nine to twelve months.


     Senior management will host a live conference call and real-time webcast on Tuesday, August 17, 2004, beginning at 9:30 a.m. EDT. Access to the conference call is open to the press and general public in a listen only mode. To access the conference call, please dial 973-935-2035 and reference the JCPenney Quarterly Earnings Conference Call. The telephone playback will be available for two days beginning approximately two hours after the conclusion of the call by dialing 973-341-3080, pin code 4323458. The live webcast may be accessed via JCPenney's

Investor Relations website (at JCPenney.net), or on StreetEvents.com (for members) and FullDisclosure.com (for media and individual investors). Replays of the webcast will be available for up to 90 days after the event.

     J. C. Penney Corporation, Inc., the wholly-owned operating subsidiary of the Company, is one of America's largest department store, catalog, and e-commerce retailers, employing approximately 150,000 associates. As of July 31, 2004, J. C. Penney Corporation, Inc. operated 1,018 JCPenney department stores throughout the United States and Puerto Rico, and 60 Renner department stores in Brazil. JCPenney Catalog, including e-commerce, is the nation's largest catalog merchant of general merchandise, and JCPenney.com is one of the largest apparel and home furnishings sites on the Internet. J. C. Penney Corporation, Inc. is a contributor to JCPenney Afterschool Fund, a charitable organization committed to providing children with high quality after school programs to help them reach their full potential.

     This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company's current views of future events and financial performance, involve known and unknown risks and uncertainties that may cause the Company's actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, competition, consumer demand, seasonality, economic conditions, and government activity. Investors should take such risks into account when making investment decisions. In addition, non-GAAP terms referenced, such as EBITDA and free cash flow, are defined and presented in the Company's 2003 Annual Report on Form 10-K.

                                      # # #

                           J. C. PENNEY COMPANY, INC.
                          SUMMARY OF OPERATING RESULTS
                          -----------------------------
                   (Amounts in millions except per share data)


                                                                 13 weeks ended                          26 weeks ended
                                                    -----------------------------------      -----------------------------------
                                                      July 31,      July 26,    % Inc.         July 31,     July 26,     % Inc.
                                                       2004          2003      (Dec.)           2004         2003       (Dec.)
                                                    -----------   -----------  --------      -----------  -----------   --------
Comparable department store
   sales increase/(decrease)                              7.1%          2.3%                       8.3%        -1.5%
Catalog/Internet sales (decrease)/increase               -1.6%          3.9%                       2.5%        -4.3%

Department Stores and Catalog/Internet
  sales, net                                          $ 3,857       $ 3,645       5.8%         $ 7,890      $ 7,356       7.3%

Gross margin                                            1,443         1,310      10.2%           3,058        2,766      10.6%
Selling, general and
   administrative (SG&A) expenses                       1,287         1,257       2.4%           2,673        2,629       1.7%
                                                    -----------   -----------                -----------  -----------
Operating profit                                          156            53       100% +           385          137     100.0% +
Net interest expense                                       49            70     -30.0%             106          135     -21.5%
Real estate and other (income)                             (5)          (12)      N/A              (13)         (21)      N/A
                                                    -----------   -----------                -----------  -----------
Income/(loss) from continuing operations
   before income taxes                                    112            (5)    100.0% +           292           23     100.0% +
Income tax expense/(benefit)                               40            (2)    100.0% +           102            6     100.0% +
                                                   -----------   -----------                -----------  -----------
Income/(loss) from continuing operations                 $ 72          $ (3)    100.0% +         $ 190         $ 17     100.0% +
                                                    -----------   -----------                -----------  -----------

Discontinued operations, net of income tax
    (benefit)/expense of $(88), $2, $(178) and $27        (71)            3       N/A             (148)          44       N/A

                                                    -----------   -----------                -----------  -----------
Net income                                                $ 1           $ -     100.0% +         $ 42          $ 61     -31.1%
                                                    ===========   ===========                ===========  ===========

Earnings/(loss) per share from continuing
   operations - diluted                                $ 0.23       $ (0.03)    100.0% +        $ 0.62       $ 0.02     100.0% +

(Loss)/earnings per share - diluted                   $ (0.02)      $ (0.02)      0.0%          $ 0.14       $ 0.18     -22.2%


FINANCIAL DATA:

Ratios as a % of sales:
      Gross margin                                       37.4%         35.9%                      38.8%        37.6%
      SG&A expenses                                      33.4%         34.5%                      33.9%        35.7%
      Operating profit                                    4.0%          1.4%                       4.9%         1.9%
Depreciation and amortization                        $     86          $ 88  (1)                 $ 173        $ 177  (1)


SUPPLEMENTAL DATA:
Average shares outstanding (basic shares)               282.6         271.5                      280.0        271.0
Average shares used for diluted EPS                     287.4         271.5                      307.9        273.0
Effective income tax rate for
      continuing operations                              35.5%         46.6%                      34.9%        24.7%



     (1)Excludes $10 million and $22 million of accelerated depreciation for catalog facilities for the 13 weeks and 26 weeks ended July 26, 2003, respectively, which is included in Real Estate and Other.

                           J. C. PENNEY COMPANY, INC.
                          SUMMARY OF OPERATING RESULTS
                          -----------------------------
                   (Amounts in millions except per share data)




                                                                    July 31,                  July 26,
                                                                        2004                     2003
                                                                  -----------                -----------
SUMMARY BALANCE SHEETS:
Cash and short-term investments                                      $ 7,414              $     2,617
Merchandise inventory (net of LIFO reserves of $43 and $49)            3,430                    3,343
Other current assets                                                     394                      371
Property and equipment,net                                             3,464                    3,498
Other assets                                                           1,874                    1,675
Assets of discontinued operations                                          -                    6,840
                                                                  -----------                -----------
      Total assets                                                  $ 16,576                 $ 18,344
                                                                  ===========                ===========

Accounts payable and accrued expenses                                $ 2,802                  $ 2,026
Short-term debt                                                           20                       25
Current maturities of long-term debt                                   1,065                      626
Taxes payable, current and deferred                                      896                       21
Long-term debt                                                         4,060                    5,128
Long-term deferred taxes                                               1,138                    1,207
Other liabilities                                                        993                      778
Liabilities of discontinued operations                                     -                    2,091
                                                                  -----------                -----------
      Total liabilities                                               10,974                   11,902
Stockholders' equity                                                   5,602                    6,442
                                                                  -----------                -----------
      Total liabilities and stockholders' equity                    $ 16,576                 $ 18,344
                                                                  ===========                ===========



                                                                               26 weeks ended
                                                                  --------------------------------------
                                                                     July 31,                 July 26,
                                                                        2004                     2003
                                                                  -----------                -----------
SUMMARY STATEMENTS OF CASH FLOWS:
---------------------------------
Net cash provided by/(used in):
      Total operating activities                                       $ 221                   $ (294)
                                                                  -----------                -----------
      Investing activities
         Capital expenditures                                           (184)                    (150)
         Proceeds from sale of assets                                     28                       68
         Proceeds from the sale of Eckerd                              4,666                        -
                                                                  -----------                -----------
      Total investing activities                                       4,510                      (82)
                                                                  -----------                -----------
      Financing activities
         Change in debt                                                 (236)                     574
         Change in stock                                                 169                       (3)
         Dividends paid, preferred and common                            (81)                     (80)
                                                                  -----------                -----------
      Total financing activities                                        (148)                     491
                                                                  -----------                -----------
Cash (paid to)/received from discontinued operations                    (163)                      28
                                                                  -----------                -----------
Net increase in cash and short-term investments                        4,420                      143
Cash and short-term investments at beginning of period                 2,994                    2,474
                                                                  -----------                -----------
Cash and short-term investments at end of period                     $ 7,414                  $ 2,617
                                                                  ===========                ===========